EXHIBIT 16

October 3, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	Flikmedia, Inc

Commission File No. 000-53337

Dear Sir or Madam:

We have read Item 4.01 of the Form 8-K by filed FlikMedia, Inc. (“the Registrant’) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01 other than the paragraph above.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC